EXHIBIT(a)(7)

M A X W E L L SHOE COMPANY INC.

Mark J. Cocozza

Chairman of the Board and Chief Executive Officer

Fiscal Year 2003 Accomplishments

Top Resource For Women’s Footwear

Best sales and earnings year in the Company’s history

Strong sell thru at retail prompted better then expected sales growth 2003 operating income grew 25.8%

All brands grew demonstrating success across varied footwear categories and brands

Joan & David career styling and limited distribution creates an aspirational image allowing for strong growth of better priced opportunities

AK Anne Klein achieving third year of double digit growth

Dockers grew 24% during the year

Mootsies Tootsies performed well in Kohl’s, JC Penney, and Famous Footwear

Sam & Libby regained its position as an opening price point fashion resource

Annual Financial Highlights

Fiscal Year Ended October 31

($            millions)

Increase

2003 2002 (Decrease)

Net Sales $ 225.0 $ 204.4 10.1%

Gross Profit $ 60.2 $ 54.0 11.2%

% Margin 26.8% 26.4%

Operating Income $ 22.9 $ 18.2 25.8%

% Margin 10.2% 8.9%

Net Income $ 15.0 $ 13.3 12.8%

% Margin 6.7% 6.5%

Diluted EPS $ 0.98 $ 0.89 10.1%

Net Sales by Line of Business

As of October 31,

($            millions)

Increase

2003 2002 (Decrease)

AK Anne Klein $ 74.3 $ 64.1 15.9%

Mootsies Tootsies 65.8 61.6 6.8

Sam & Libby 26.5 24.8 6.9

Dockers Footwear for

Women 18.1 14.6 24.0

Joan & David 12.5 10.9 14.7

Private Label Footwear 27.0 28.4 (4.9)

Other .8 — -

$ 225.0 $ 204.4 10.1%

Strong Balance Sheet

As of October 31

($            millions)

2003 2002

Total current assets $ 156.0 $ 133.3

Total current liabilities 12.2 9.2

Working capital 143.8 124.1

Long-term debt 0 0

Stockholders’ equity $ 158.3 $ 140.6

Accounts Receivable: Days Sales Outstanding

As of October 31

80

75.3

74.1

75

69.6

70 68.0

66.3 65.7

65

60

55

1998 1999 2000 2001 2002 2003

Accounts Receivable: Days Sales Outstanding

MAXWELL SHOE COMPANY INC.

	MONTH	Fiscal 1998		Fiscal 1999		Fiscal 2000		Fiscal 2001		Fiscal 2002		Fiscal 2003	
		Sales	Accounts Receivable	Sales	Accounts Receivable	Sales	Accounts Receivable	Sales	Accounts Receivable	Sales	Accounts Receivable	Sales	Accounts Receivable
1	November	$7,245	$24,837	$9,038	$32,749	$4,343	$23,662	$7,570	$26,532	$6,915	$33,994	$11,354	$39,454
2	December	10,984	24,539	9,845	31,745	7,757	23,165	10,002	24,054	9,523	28,346	10,645	29,608
3	January	18,099	30,363	17,023	35,924	17,139	28,559	17,932	32,842	22,050	34,703	23,637	37,864
4	February	14,168	34,228	8,435	33,435	13,794	36,721	15,874	38,295	19,256	43,154	18,368	46,681
5	March	15,210	34,670	14,208	32,931	17,644	38,187	21,679	42,621	20,731	45,150	25,063	50,615
6	April	9,689	30,001	13,046	30,785	11,420	33,567	11,106	38,394	14,177	33,875	14,303	41,894
7	May	8,897	26,977	7,419	29,504	8,433	27,825	9,672	29,888	11,665	30,575	13,932	32,803
8	June	11,371	26,403	9,476	25,433	12,935	28,595	15,517	31,207	15,175	31,946	17,657	34,902
9	July	26,478	39,002	20,341	30,931	18,414	35,991	19,715	36,398	19,402	37,266	24,684	44,820
10	August	13,892	39,403	16,045	33,852	19,263	41,205	18,230	39,096	23,466	46,553	19,915	44,935
11	September	14,861	39,584	10,096	30,687	15,628	40,301	15,313	36,399	17,967	42,819	23,644	44,536
12	October	15,027	34,858	15,348	29,458	11,090	32,119	19,724	37,655	23,463	41,674	21,247	43,430
As of 12 Months		$165,921	$32,072	$150,320	$31,453	$157,860	$32,491	$182,334	$34,448	$203,790	$37,505	$224,449	$40,962
Day's Sales		460.9		417.6		438.5		506.5		566.1		623.5	
YTD DSO as of 12 Months			69.6		75.3		74.1		68.0		66.3		65.7

7

Increased Inventory Turns

As of October 31 (on a pairs basis)

10

9.2x 9.0x

9

7.9x 8.1x

8

7

6

5.1x 5.3x 5.1x

4.8x

5

4 3.7x

3

2

1

0

1995 1996 1997 1998 1999 2000 2001 2002 2003

Inventory Turns in Pairs

MAXWELL
SHOE COMPANY INC.

In Millions

	1995	1996	1997	1998	1999	2000	2001	2002	2003
Pairs Shipped	8.8	8.9	10.6	13.4	12.7	12.9	13.5	14.5	15.5
Inventory Balance (Pairs)									
October	2.0	1.7	1.5	1.9	2.5	1.3	1.3	1.6	1.2
November	2.5	2.0	1.8	2.3	2.9	1.6	1.4	1.9	1.7
December	2.9	2.3	2.1	2.7	3.3	1.9	1.7	2.1	2.0
January	2.8	2.3	2.3	2.8	3.1	2.1	2.1	1.9	2.1
February	2.7	2.3	2.3	2.9	3.1	2.3	1.9	2.0	2.2
March	2.2	1.9	1.9	2.2	2.7	1.7	1.7	1.5	1.9
April	2.1	1.6	1.6	2.3	2.3	1.2	1.5	1.1	1.6
May	2.5	1.8	1.9	2.4	2.5	1.3	1.5	1.3	1.6
June	2.6	1.9	2.9	3.0	2.6	1.7	1.8	1.4	1.8
July	2.5	1.7	2.4	2.8	2.1	1.8	1.7	1.5	1.7
August	2.4	1.6	2.4	2.6	1.9	1.7	1.8	1.6	1.9
September	2.1	1.5	2.1	2.5	1.9	1.5	1.9	1.7	1.6
October	1.7	1.5	1.9	2.3	1.3	1.3	1.6	1.2	1.2
Average	2.4	1.9	2.1	2.5	2.5	1.6	1.7	1.6	1.7
Inventory Turns	3.7	4.8	5.1	5.3	5.1	7.9	8.1	9.2	9.0

$$\frac{\text{Pairs Shipped}}{\text{Average}} = \text{Inventory Turns}$$

9

Consistent Return on Working Assets

35% 33%* *

30%

25% 24%

22% 22%

21%

20% 20%

20%

15%

10%

5%

0%

1997 1998 1999 2000 2001 2002 2003

*Includes Jones New York deal

Return on Working Assets

Average Per Year

1997 1998 1999* 2000 2001 2002 2003

Total Assets $ $ 55,400 $ $ 77,350 $ $ 99,445 $ $ 114,412 $ $ 127,252 $ $ 143,692 $ $ 160,787

Less: Cash 3,839 10,647 32,613 51,732 52,485 65,082 79,223

Liabilities 9,523 11,688 11,460 11,895 13,081 14,074 11,986

Net Working Assets $ $ 42,038 $ $ 55,015 $ $ 55,372 $ $ 50,785 $ $ 61,685 $ $ 64,536 $ $ 69,578

Net Income $ $ 9,030 $ $ 13,265 $ $ 18,854 $ $ 9,882 $ $ 12,280 $ $ 13,258 $ $ 14,969

Return% 22% 24% 34% 20% 20% 21% 22%

*Includes Jones New York deal

Maxwell Versus its Peers

Leader in Efficiency

Sales per Employee: Highest among seven peers

Inventory Turnover: Among the top two

Return on Working Assets: Among the top three

Backlog

As of October 31

($            millions)

$ 100

$ 92.7

$ 90 2%

9 .

$ 84.9

$ 80

$ 70

$ 60

$ 50

2002 2003

1st Quarter Financial Highlights

As of January 31,

($            millions)

Increase

2004 2003 (Decrease)

Net Sales $ 53.6 $ 45.7 17.3%

Gross Profit $ 14.3 $ 12.4 15.3%

% Margin 26.7% 27.1%

Operating Income $ 5.2 $ 3.7 41.0%

% Margin 9.7% 8.1%

Net Income $ 3.3 $ 2.4 35.0%

% Margin 6.2% 5.3%

Diluted EPS $ 0.21 $ 0.16 30.7%

Strong Balance Sheet

As of January 31, 2004

($            millions)

2004 2003

Total current assets $ 166.0 $ 137.1

Total current liabilities 18.7 9.3

Working capital 147.3 127.8

Long-term debt 0 0

Stockholders’ equity $ 161.8 $ 144.0

Backlog

As of January 31,

($            millions)

$ 100

$ 90

$ 81.9

. 5%

$ 80 $ 76.9 6

$ 70

$ 60

$ 50

2003 2004

Key Investment Highlights

Strong business model with opportunities for growth

Winning formula—Diversified brand portfolio

coupled with high visibility

Future growth both internal and external

Leverage existing infrastructure and talent

Proven track record

Company has met or exceeded estimates for 17 consecutive quarters

Successful at integrating and growing acquired and licensed brands

M A X W E L L SHOE COMPANY INC.

Forward-Looking Statements

Statements made in this presentation indicating Maxwell Shoe Company Inc.’s (“Maxwell Shoe Company”), the Board of Directors’ or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements are only predictions and may differ materially from actual future events or results. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Maxwell Shoe Company’s actual results to differ materially from those projected in such forward-looking statements. Such risks, assumptions and uncertainties include, but are not limited to: changing consumer preference, inability to successfully design, develop or market its footwear brands, the inability to successfully re-introduce the Joan & David brand into the market, competition from other footwear manufacturers or retailers, loss of key employees, general economic conditions and adverse factors impacting the retail footwear industry, and the inability by Maxwell Shoe Company to source its products due to political or economic factors, potential disruption in supply chain or customer purchasing habits due to health concerns relating to severe acute respiratory syndrome or other related illnesses; the imposition of trade or duty restrictions or work stoppages of transportation or other workers who handle or manufacture Maxwell Shoe Company’s goods. Additional risks, assumptions and uncertainties associated with Jones’s pending tender offer include: the risk that Maxwell Shoe Company’s customers may delay or refrain from purchasing Maxwell Shoe Company products due to uncertainties about Maxwell Shoe Company’s future, the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with Maxwell Shoe Company, the risk that stockholder litigation commenced in connection with Jones’s offer might result in significant costs of defense, indemnification and liability, the risks that the Board of Directors’ analysis and the bases of their recommendation to the stockholders ultimately may prove to be inaccurate, and other risks discussed in documents filed by Maxwell Shoe Company with the Securities and Exchange Commission. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. Maxwell Shoe Company is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.